UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017 (June 30, 2017)

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

By current report on Form 8-K filed on April 12, 2017, Versar, Inc. (the “Company”) reported that it had received a letter from NYSE MKT LLC (the “Exchange”) stating that the Company is not in compliance with Section 1003(a)(i) of the Exchange Company Guide (the “Company Guide”) due to the Company’s reported stockholders’ equity of $1,068,000 as of July 1, 2016 and net losses in its fiscal years ended July 1, 2014 and July 1, 2016.

Pursuant to the requirements of the Exchange’s letter, the Company submitted a plan of compliance to the Exchange on May 8, 2017.

On June 30, 2017, the Exchange issued a letter indicating that it had accepted the Company’s plan and granted the Company a plan period through August 15, 2017, subject to extensions, to restore compliance under the Company Guide. The staff of the Exchange will review the Company periodically for compliance with the initiatives outlined in its plan. If the Company is not in compliance with the continued listing standards by August 15, 2017 or if the Company does not make progress consistent with the plan during the plan period, the Exchange staff has indicated that it would initiate delisting proceedings as appropriate.

Also on July 7, 2017, the Company issued a press release stating that it had received the letter from the Exchange.

Item 9.01.
Financial Statements and Exhibits.

(d)	Exhibit 99.1 – Press Release dated July 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 7, 2017	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel